UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) October 21, 2008

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 20, 2008, the Board of Directors of Photronics, Inc., (the “Company”) approved a plan (the “Plan”) regarding its intention to streamline its operating infrastructure in Europe by ceasing the manufacture of photomasks at its Manchester, United Kingdom facility. The Company plans to maintain a customer support and data preparation center in Manchester to ensure seamless customer transitions to comparably equipped global photomask fabrication facilities within the Photronics global network, including its U.S. NanoFab in Boise, Idaho.

In connection with the announced restructuring plan, Photronics expects to record a total after tax charge in the range of $3.0 million to $5.0 million through fiscal 2009. The charge will be reported in the Company’s consolidated statements of operations under the caption “consolidation, restructuring and related charges”. Approximately 25% of the total charge will be attributed to non-cash items. The Company estimates that approximately 85 employees will be affected by the planned closure; however, the Company will undertake a consultation process as required under UK law.

On October 21, 2008, the Company filed a press release announcing the Plan. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

SAFE HARBOR STATEMENT

This report contains forward-looking statements, including those regarding the expected charges and future cash expenditures under, and the anticipated timing, of the Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: customer requirements, economic, competitive, legal, governmental and technological factors and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits 99.1	Press Release dated October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	October 21, 2008	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, Associate General Counsel

PHOTRONICS, INC.